Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports 2011 First Quarter Financial Results

•    Company reports net income of $0.2 million, representing its third consecutive quarter of profitability

•    Revenue was $26.3 million, a 7.5% decrease from the 2010 first quarter. Adjusting for the planned exit from a non-core line of business, revenue declined 5.7% from the 2010 first quarter

•    Margins improved 270 basis points from the 2010 first quarter

•    Selling, administrative and other operating costs decreased by $0.9 million or 13.2% from the 2010 first quarter

•    $4.3 million in cash with no amounts outstanding under the Company’s credit facility

MINNEAPOLIS — May 5, 2011 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the 2011 first quarter which ended on April 2, 2011.

AIC reported 2011 first quarter revenue of $26.3 million as compared to 2010 first quarter revenue of $28.5 million. AIC reported a 2011 first quarter net income of $0.2 million, or $0.04 per share, as compared to a 2010 first quarter net loss of $1.2 million, or $0.23 per share. The 2010 first quarter net loss included restructuring charges of $0.2 million, or $0.03 per share.

“We are pleased to report first quarter results consistent with our expectations and to have achieved another quarter of profitability,” said President and CEO Brittany McKinney. “We continue to balance bottom line performance with making the investments necessary to grow the company and expect to meet our objectives for full-year profitability in fiscal year 2011.”

First Quarter 2011 Review

Our revenues decreased $2.1 million, or 7.5%, in the first quarter of 2011 compared to the first quarter of 2010.  Adjusting for the exit from a non-core line of business, revenue declined 5.7% from the 2010 first quarter as a result of fewer consultants serving lower margin business in the first quarter of 2011. There were 65 billing days in both of the reported periods.

In the first quarter of 2011, gross margins were $6.3 million, or 23.8%, as compared to $6.0 million, or 21.1% in the first quarter of 2010. The increase in gross margins as a percent of revenue primarily reflects a decrease in our benefit costs and the impact of implementing our strategy of securing higher margin business.

Selling, general and other administrative expenses declined by $0.9 million in the first quarter of 2011, when compared to the first quarter of 2010. The decrease in SG&A expense is primarily the result of personnel and related cost reductions, lower benefit costs and the implementation of general expense reductions.

The Company’s income tax expense reflects the utilization of our net operating loss carryforwards to offset taxable income. We currently have $25.5 million of operating loss carryforwards available to offset future federal and state taxes.

Cash provided by operations was $0.6 million in the first quarter of 2011 compared to using $0.1 million in cash from operations in the first quarter of 2010. As of April 2, 2011, we had a cash balance of $4.3 million and no borrowings from our $15 million credit facility.

First Quarter 2011 Conference Call

AIC will host a conference call on Friday, May 6 at 10 a.m. CT to discuss the first quarter 2011 financial results. Participants may access the call by dialing 1.877.545.1409, passcode 9219366. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the conference call. Interested parties can also hear a replay of the call from 1 p.m. CT on May 6, 2011, to 2 p.m. CT on May 13, 2011, by calling 1.888.203.1112, or 1.719.457.0820 for international callers, and using access code 9219366.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements reflecting management’s current forecast of certain aspects of the Company’s future. These statements are made within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company, its President and CEO Brittany McKinney or its CFO Randy Strobel, regarding, for instance: Current expectations as to future financial performance, AIC’s ability to execute against its strategic plan, management’s beliefs with respect to its ability to manage its business, increase revenues, maintain profitability, achieve industry standard gross profit margin rates, build cash and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that AIC will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

(Financials follow)

Analysts International Corporation

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	April 2, 2011	April 3, 2010

Revenues	$26,312	$28,452
Cost of revenues	20,053	22,461
Gross profit	6,259	5,991

Selling, administrative and other operating costs	6,050	6,973
Restructuring costs and other severance related costs	—	174
Total operating expenses	6,050	7,147

Operating income (loss)	209	(1,156)

Non-operating income	—	5
Interest expense	—	(3)

Income (loss) before income taxes	209	(1,154)

Income tax expense	7	11

Net income (loss)	$202	$(1,165)

Per common share:
Basic income (loss)	$0.04	$(0.23)
Diluted income (loss)	$0.04	$(0.23)

Weighted-average shares outstanding:
Basic	4,995	4,986
Diluted	5,007	4,986

Analysts International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

	April 2,	January 1,
(In thousands)	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$4,339	$4,328
Accounts receivable, less allowance for doubtful accounts	17,964	17,425
Other current assets	836	643
Total current assets	23,139	22,396

Property and equipment, net	649	784
Other assets, net	1,030	432
Total assets	$24,818	$23,612

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,263	$4,261
Line of credit	—	—
Salaries and benefits	3,361	2,189
Deferred revenue	282	359
Deferred compensation	139	181
Restructuring accrual	302	339
Other current liabilities	588	694
Total current liabilities	8,935	8,023

Non-current liabilities:
Deferred compensation	826	901
Restructuring accrual	93	167
Other long-term liabilities	57	52

Shareholders’ equity	14,907	14,469
Total liabilities and shareholders’ equity	$24,818	$23,612

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(unaudited)

	Three Months Ended
	April 2,	April 3,
(In thousands)	2011	2010

Net income (loss) as reported	$202	$(1,165)
Plus:
Restructuring costs and other severance related costs	—	174
Loss on asset sales	—	49

Income (loss) before other reconciling items	202	(942)

Share based compensation expense (income)	236	(58)
Depreciation expense	190	241
Net interest and non-operating expense (income)	—	(2)
Income tax expense	7	11

Adjusted EBITDA	$635	$(750)

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, amortization, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.